Exhibit 5.1

[LETTERHEAD OF MORRIS, NICHOLS, ARSHT & TUNNELL LLP]

September 26, 2008

United Therapeutics Corporation

1110 Spring Street

Silver Spring, MD 20910

Re:          Share Tracking Awards Plan

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 (the “Registration Statement”) of United Therapeutics Corporation, a Delaware corporation (the “Company”), filed with the United States Securities and Exchange Commission (the “Commission”) on September 26, 2008 pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) in connection with the offering by the Company of up to 3,000,000 share tracking awards (the “Awards”).

In rendering this opinion, we have examined and relied on copies of the following documents in the forms provided to us by or on behalf of the Company:  (i) the United Therapeutics Corporation Share Tracking Awards Plan (the “STAP”); (ii) the United Therapeutics Share Tracking Awards Plan Terms & Conditions for Non-Employees (the “Non-Employee Terms and Conditions”); (iii) the United Therapeutics Share Tracking Awards Plan Terms and Conditions (the “Terms and Conditions” and, together with the STAP and the Non-Employee Terms and Conditions, the “Plan”); (iv) the form of Award Agreement (the “Award Agreement”); (v) the Amended and Restated Certificate of Incorporation of the Company, filed with the Office of the Secretary of State of the State of Delaware on June 11, 1999, as amended to date; (vi) the Second Amended and Restated By-Laws of the Company; (vii) the Unanimous Written Consent of the Board of Directors of the Company (the “Board”) dated June 2, 2008 (the “Board Resolutions”); and (viii) the Unanimous Written Consent of the Compensation Committee (the “Compensation Committee”) of the Board dated June 3, 2008.  In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to executed documents of all documents submitted to us as copies, forms, or drafts of documents to be executed and the legal capacity of natural persons to complete the execution of documents.

United Therapeutics Corporation

September 26, 2008

For purposes of rendering the opinion expressed herein, we have assumed, with your permission:  (i) the due incorporation, organization, valid existence and good standing of the Company and each entity that is or will be a party to any Award Agreement; (ii) the corporate power and authority to execute, deliver and perform its obligations under the Award Agreement of each entity that is or will be a party to any Award Agreement other than the Company; (iii) that the creation of the Awards and the performance by the Company of its obligations under the Plan and any Award Agreement, do not and will not violate, conflict with or constitute a default under (A) any agreement or instrument to which the Company or any of its properties is subject, (B) any law, statute, rule or regulation to which the Company or any of its properties is subject, (C) any judicial or regulatory order or decree of any governmental authority, or (D) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority; (iv) the due authorization, execution, and delivery, as applicable, of the Plan by the Company and each Award Agreement by each of the parties thereto; (v) that each Award Agreement constitutes or will constitute the legal, valid and binding obligation of each of the parties thereto, other than the Company, enforceable against each of the parties thereto, other than the Company, in accordance with its terms; (vi) that each Award Agreement was or will be granted and each Award was or will be made by the Administrator (as defined in the STAP) or by an officer designated as an Authorized Officer pursuant to the Board Resolutions and delegated authority by the Administrator (as such term is defined in the STAP) pursuant to Section 3.2 of the STAP; (vii) that the members of the Board and any officers delegated authority to act under the Plan acted or will act in compliance with their fiduciary duties to the Company and its stockholders in approving the Plan and the Award Agreement and in granting Awards pursuant to each Award Agreement; (viii) that a court interpreting the STAP would give effect to the choice of Delaware law to govern the STAP, the Non-Employee Terms and Conditions, the Terms and Conditions, and the Award Agreement or otherwise apply Delaware law thereto; and (ix) that, as of the date of the Board Resolutions, the Board had duly designated the Compensation Committee and such designation has not been modified or rescinded.

We have not reviewed any documents other than those identified above in connection with this opinion, and we have assumed that there are no other documents that are contrary to or inconsistent with the opinion expressed herein.  We have conducted no independent factual investigation of our own with respect to any of the factual matters addressed by our opinion set forth herein, but, rather, have relied solely upon the foregoing documents, and the additional matters recited or assumed herein, which we assume to be true, complete and accurate in all material respects.  No opinion is expressed herein with respect to the requirements of, or compliance with, federal or state securities or blue sky laws.  As to any facts material to our opinion, other than those assumed, we have relied, without independent investigation, on the above-referenced documents and the accuracy, as of the date hereof, of the matters therein contained and have assumed that there will be no material change in the facts therein contained any time prior to the grant of an Award Agreement.  We note that we have been retained to act as special Delaware counsel for purposes of rendering the opinion expressed herein.  We are not regular counsel to the Company and we are not generally informed as to its business affairs.  We express no opinion herein as to any laws other than the laws of the State of Delaware.

Based upon and subject to the foregoing and to the further qualifications set forth below, and limited in all respects to matters of Delaware law, it is our opinion that, when granted in accordance with the provisions of the Plan, an Award Agreement will be a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, receivership, fraudulent conveyance, moratorium or other laws of general application relating to or affecting the enforcement of creditors’ rights and remedies, as from time to time in effect, (ii) application of equitable principles (regardless of whether such enforceability is considered and applied in a proceeding in equity or at law), (iii) considerations of public policy, and (iv) principles of course of dealing or course of performance and standards of good faith, fair dealing, materiality and reasonableness that may be applied by a court to the exercise of rights and remedies and the possible unavailability of specific performance or injunctive relief.  The foregoing opinion is subject to the additional qualification that we express no opinion with respect to (i) Section 9.7 of the STAP (regarding severability); (ii) Section 9.8 of the STAP (regarding governing law); and (iii) Section 3.1 of the STAP to the extent it purports to limit the liability of the Administrator (as such term is defined in the STAP) or purports to limit the right of members of the Administrator (as such term is defined in the STAP) to vote on matters relating solely to themselves or to any of their exclusive rights or benefits under the STAP.

This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to the present facts and our review of the above-referenced documents and the application of Delaware law as the same exist on the date hereof, and we undertake no duty to update or supplement this opinion for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect.  We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.  In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission.

Very truly yours,

/s/ MORRIS, NICHOLS, ARSHT & TUNNELL LLP